Exhibit 10.83
SIXTH AMENDMENT TO
AVON PRODUCTS, INC. DEFERRED COMPENSATION PLAN
This SIXTH AMENDMENT is made to the Avon Products, Inc. Deferred Compensation Plan, as amended from time to time (the “Plan”), by AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (the “Company”).
INTRODUCTION
Pursuant to Section 14.1 of the Plan, the Company has reserved the right to amend, modify or terminate the Plan. The Company wishes to terminate the Plan effective as of December 31, 2020.
NOW, THEREFORE, the Plan is hereby amended and terminated effective as of December 31, 2020 as follows:
1. The Introduction to the Plan is hereby amended by adding a new last paragraph thereto as follows:
“Effective as of December 31, 2020, the Company has terminated the Plan and no further deferrals are permitted to the Plan for the period after December 31, 2020.”
2. A new Section 14.4 of the Plan is hereby added to read as follows:
“14.4 Plan Termination Effective December 31, 2020. Notwithstanding any other provision of the Plan to the contrary, in accordance with Section 14.1 of the Plan, effective as of December 31, 2020, the Plan has been terminated and no further deferrals are permitted to the Plan for the period after December 31, 2020. In accordance with Section 14.1(b) of the Plan, any Section 409A-Covered Amount will continue to be payable in accordance with the terms of the Plan (and any payment elections made under the Plan) in existence on the date of Plan termination.”
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Exhibit 10.83
IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to the Plan to be executed on the date set forth below.

Dated: December 8, 2020	AVON PRODUCTS, INC. By: Name: Ginny Edwards Title: Group Deputy General Counsel